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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Rainbow Technologies, Inc. 2003 Stock Option Plan of our report dated February 20, 2003, with respect to the consolidated financial statements and schedule of Rainbow Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


Orange County, California
July 29, 2003